Exhibit 10.37

                       SECOND AMENDMENT TO PROMISSORY NOTE

      The undersigned, Jeffery H. Boyd, hereby agrees that the Promissory Note dated February 10, 2000, as amended on March 28, 2000, issued by me to priceline.com Incorporated is hereby amended by replacing the second paragraph thereof reading in full as follows:

      "The Borrower shall pay to the Company a mandatory prepayment of accrued interest hereunder and principal upon the exercise, at any time on or prior to February 10, 2005, of one or more Company stock options granted pursuant to the offer of employment dated December 30, 1999, by and between the Company and Borrower, or granted to the Borrower thereafter under the Company's 1999 Omnibus Plan (including any amendments thereto), or any options granted in exchange, replacement or substitution therefor, in an amount equal to twenty-five percent (25%) of Borrower's pretax profits in excess of two million dollars ($2,000,000.00) (the "Profits Threshold"). Within ten (10) Business Days (as hereinafter defined) following each date that the Borrower shall exercise options referred to above in excess of the Profits Threshold, Borrower shall deliver a mandatory prepayment in reduction of the accrued interest and outstanding principal balance of this Note in an amount required by the first sentence of this paragraph. Each prepayment, as provided herein, shall be applied first against accrued but unpaid interest under this Note and then in reduction of the outstanding principal amount hereof until the indebtedness of this Note is paid in full. "Business Day" shall mean any day on which NASDAQ is not authorized or required to close and trading of securities is permitted."

      IN WITNESS WEHREOF, I have signed this Second Amendment to Promissory Note on August 21, 2000.


                                        ------------------------
                                        Jeffery H. Boyd